Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 15, 2005 with respect to the financial statements of Paragon Systems, Inc. included in this Registration Statement on Form S-1 as well as the reference to us under the heading “Experts”.

Atlanta, Georgia

February 9, 2006